Exhibit 99.1

CONTACT:

Susan K. Cullen

Senior Executive Vice President,

Chief Financial Officer and Treasurer

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation to Present at the

Sidoti & Company September Small-Cap Virtual Conference

Uniondale, NY – September 16, 2022 – Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), announced today that John R. Buran, President and Chief Executive Officer and Susan K. Cullen, Senior Executive Vice President, Chief Financial Officer and Treasurer, will present at the Sidoti & Company September Small-Cap Virtual Conference on Wednesday, September 21, 2022. The 30 minute presentation will begin at 1:45 pm (ET) and can be accessed live at:

https://sidoti.zoom.us/webinar/register/WN_zPoIEuEjQ-SXwt_QKf8juA

Additionally, John R. Buran and Susan K. Cullen will host virtual one-on-one meetings with investors on Wednesday, September 21, 2022. To register for the presentation or one-on-one meetings, visit www.sidoti.com/events. Registration is free and you don’t need to be a Sidoti client.

FLUSHING FINANCIAL CORPORATION (Nasdaq: FFIC) is the holding company for Flushing Bank®, an FDIC insured, New York State—chartered commercial bank that operates banking offices in Queens, Brooklyn, Manhattan, and on Long Island. The Bank has been building relationships with families, business owners, and communities since 1929. Today, it offers the products, services, and conveniences associated with large commercial banks, including a full complement of deposit, loan, equipment finance, and cash management services. Rewarding customers with personalized attention and bankers that can communicate in the languages prevalent within these multicultural markets is what makes the Bank uniquely different. As an Equal Housing Lender and leader in real estate lending, the Bank’s experienced lending teams create mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also fosters relationships with consumers nationwide through its online banking division with the iGObanking® and BankPurely® brands.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at FlushingBank.com.

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